UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2012

BERKSHIRE HILLS BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-51584	04-3510455
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

24 North Street, Pittsfield, Massachusetts	01201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (413) 443-5601

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry Into a Material Definitive Agreement.

Berkshire Hills Bancorp, Inc. (the “Company”) has entered into a subscription agreement (the “Note Subscription Agreement”) for $75 million in aggregate principal amount of fifteen year 6.875% Fixed-to-Floating Rate Subordinated Notes Due 2027 (the “Notes”) in a private placement offering to institutional accredited investors (the “Private Placement”). The Note Subscription Agreement was executed by the Company and the institutional accredited investors on September 20, 2012 and the transaction is expected to close on September 28, 2012. A copy of the Company’s news release dated September 24, 2012, announcing the Private Placement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Company expects to use the majority of the net proceeds of approximately $72.8 million from this Private Placement for the cash consideration portion of the pending merger with Beacon Federal Bancorp, Inc. and its wholly-owned subsidiary, Beacon Federal. The remaining net proceeds of the Notes will be used for other corporate purposes.

The Notes will bear interest at an annual fixed rate of 6.875% with the first interest payment on the Notes occurring on March 28, 2013 and interest will be paid semiannually each March 28th and September 28th until September 28, 2022. From and including September 28, 2022, the Notes will bear an annual interest rate equal to the three-month LIBOR rate plus 511.3 basis points, payable quarterly each March 28, June 28, September 28 and December 28, commencing on December 28 and concluding on the maturity date of September 28, 2027.

The Note Subscription Agreement also contains provisions with respect to redemption features and other matters. This summary of the Note Subscription Agreement does not purport to be a complete description of such agreement and is qualified in its entirety by reference to the form of Note Subscription Agreement attached hereto as Exhibit 10.1.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures above under 1.01 of this Current Report on Form 8-K are also responsive to Item 2.03 of this Current Report on Form 8-K and are hereby incorporated by reference into this Item 2.03.

Item 3.02                                             Unregistered Sales of Equity Securities.

The disclosures above under 1.01 of this Current Report on Form 8-K are also responsive to Item 3.02 of this Current Report on Form 8-K and are hereby incorporated by reference into this Item 3.02.

Item 7.01                                             Regulation FD Disclosure.

The above-referenced news release includes information and updates concerning the Company’s core systems conversion, the proposed acquisition of Beacon Federal Bancorp, Inc., the integration of the Company’s new Connecticut Berkshire Bank-CBT Region and the

appointment of a Senior Vice President and Regional Leader of the Hartford/Springfield Commercial Banking Team.

Item 9.01                                             Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)	Shell Company Transactions. Not applicable.
(d)	Exhibits.

Exhibit No.	Description

10.1	Form of Note Subscription Agreement (including form of Subordinated Note Certificate)

99.1	News Release dated September 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Berkshire Hills Bancorp, Inc.

DATE: September 26, 2012	By:	/s/ Kevin P. Riley
Kevin P. Riley,
Executive Vice President and Chief
Financial Officer